Exhibit 4.17

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered in Beijing, the People’s Republic of China (“PRC”, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, for purposes of this agreement) and dated  November 21, 2012 by and among the following parties:

(1)                         PARTY A: 1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD. (“Lender”)

Legal Address: Section A and C, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: Victor Wing Cheung Koo

and

(2)                         Qin Qiong   (“Borrower”)

ID Card No: 310108197109214485

Address: Room 702, No 2, Lane 1220, Jiangning Road, Putuo District, Shanghai,China

( Lender and Borrower, each a “Party”; collectively, “Parties”)

WHEREAS:

A.                            The Borrower is the shareholder of the 1Verge Information Technology (Beijing) Co., Ltd.  (“Beijing 1Verge InfoTech”).

B.                            The Lender, the Borrower and Liu Dele entered into a loan agreement (Original Loan Agreement) on 16th August 2010, pursuant to which the Lender provided Qin Qiong and Liu Dele with Loans in the amount of RMB 16,000,000 and RMB 4,000,000 respectively (each a “Original Loan”; collectively, “Original Loans”).

C.                            The Lender and the Borrower have entered into a loan assignment agreement (Loan Assignment Agreement) on November 21, 2012, pursuant to which Qin Qiong has assigned part of her Original Loan in the amount of RMB 12,000,000 to Liu Dele, with the consent of the Lender. Therefore, after the assignment, the amount that Qin Qiong owes to the Lender is RMB 4,000,000 and the amount that Liu Dele owes to the Lender is RMB 16,000,000.

THEREFORE, the Parties, through friendly negotiation based on equal and mutual benefit, agree as follows:

1.                                      Purpose and Sum of the Loan

1.1                               Subject to the terms and conditions set forth in this Agreement, the Lender has agreed to lend to the Borrower in the principal amount of up to RMB 4,000,000 (“Loan”) paid in RMB. Such Loan shall be interest-free throughout the term of the Loan.

1.2                               Subject to the conditions precedent set forth below, the Loan has been provided by the Lender to the Borrower.

2.                                      Loan Terms

2.1                               The term for such Loan will be ten (10) years from the execution date of this Agreement. The term under this Agreement shall be automatically extended for successive ten year periods unless written notice to the contrary is given by the Lender three months prior to the expiration of this Agreement.

2.2                               The Borrower hereby confirms that such loan provided by the Lender was used only for the investment in the Beijing 1Verge InfoTech. Without the Lender’s prior written consent, the Borrower shall not transfer or pledge her equity interest hereunder to any other third party.

2.3                               The Lender and the Borrower jointly agree and confirm that the Borrower shall not repay the Loan in advance except for Lender’s requirement or the expiration of this Agreement. The Borrower shall repay the Loan only in the following way and amount: the Borrower shall repay the Loan only by using all the funds obtained by the Borrower from transferring the entire Borrower’s equity in Beijing 1Verge InfoTech to Lender or to any other third party designated by the Lender. In case the funds received by the Borrower from transferring the aforesaid equity is subject to any tax or administrative expenses, the Borrower shall only be obliged to repay the net portion of such funds (after deducting any applicable tax and expenses) to the Lender.  When all of the Borrower’ equity in Beijing 1 Verge InfoTech is transferred as stipulated above and if all the fund thereof is repaid to the Lender by the Borrower, all the outstanding Loans hereunder shall be regarded as repaid.

2.4                               The Lender and the Borrower agree and confirm that the Borrower shall immediately repay the Loan in advance in case any one of the following occurs:

2.4.1                     The Borrower dies or becomes a person with no or limited capacity for civil rights;

2.4.2                     The Borrower commits a crime or is involved in crime;

2.4.3                     Any third party claims debt of the Borrower exceeding RMB1,000,000 (RMB one million) which the Borrower is not able to repay;

2.4.4                     There are no legal restrictions for foreign investors to directly invest in the value-added telecommunication business or online audiovisual streaming business under PRC law; or

2.4.5                     In the event that the Lender issues a written notice to the Borrower for repayment of the Loan.

3.                                      Conditions Precedent to the Disbursement of the Loan

3.1                               Lender shall not be obliged to make any disbursement of the Loan unless all of the following conditions have been satisfied or written waiver to all the conditions that have not been satisfied has been obtained:

3.1.1                     The Borrower has delivered the written drawdown request pursuant to Section 1.2 of this Agreement.

3.1.2                     All the representations and warranties made by the Borrower are correct, accurate, complete and not misleading.

3.1.3                     The Borrower is not in breach of the covenants and undertakings made by such Borrower in Section 5 hereof.

3.1.4                     Simultaneously with the execution of this Agreement, the Parties have executed an Equity Option Agreement (“Option Agreement”), pursuant to which the Borrower grant to the Lender or its designated person (legal or natural) an exclusive option to purchase all of the Borrower’s equity interest in Beijing 1Verge InfoTech, to the extent permitted under PRC laws.

3.1.5                     Simultaneously with the execution of this Agreement, the Parties have executed an Equity Interest Pledge Agreement (“Pledge Agreement”), pursuant to which the Borrower has pledged all of her equity interest in Beijing 1 Verge InfoTech to the Lender, to the extent permitted under PRC laws.

4.                                      Representations and Warranties

4.1                               The Borrower makes the following representations and warranties to the Lender, and confirms that the Lender execute and perform this

Agreement in reliance of such representations and warranties:

4.1.1                     The Borrower has the full capacity for civil rights and has the power to enter into this Agreement;

4.1.2                     The execution of this Agreement of the Borrower will not violate any law or binding obligations;

4.1.3                     This Agreement shall constitute a binding obligation of the Borrower, enforceable against her in accordance with its terms upon its execution;

4.1.4                     The Borrower neither commits criminal behaviors nor is involved in criminal activity;

4.1.5                     Except for the option under the Option Agreement and the pledge under the Pledge Agreement, without the prior consent of the Lender, the Borrower shall not create any pledge over part or whole of the Borrower’s shareholder’s right in Beijing 1Verge InfoTech or any priority for any third party with the beneficiary neither the Lender nor its subsidiaries or affiliates.

4.2                               The Lender makes the following representations and warranties to the Borrower:

4.2.1                 The Lender is a company registered and validly existing under the laws of PRC;

4.2.2                     The execution and performance of this Agreement by the Lender is in compliance with the power of the Lender. The Lender has taken proper measures and has gained authorizations and approvals for the execution and performance of this Agreement;

4.2.3                     This Agreement shall constitute the legal, valid and binding obligations of the Lender, which is enforceable against the Lender in accordance with its terms upon its execution.

5.                                      Covenants and Undertakings of Borrower

5.1                               The Borrower, as shareholder of Beijing 1Verge InfoTech, hereby undertakes to and cause Beijing 1Verge InfoTech to, observe the following terms with all efforts during the term of this Agreement:

5.1.1                     it shall not modify in any way its articles of association or alter its shareholding structure without the prior written consent of the Lender;

5.1.2                     it shall not transfer or dispose of any material asset, or create any other security interest over the same without the prior written consent of the Lender;

5.1.3                     it shall not provide any warranty or assume any debt for any third party which is beyond its normal daily business scope without the prior written consent of the Lender;

5.1.4                     it shall not enter into any material contracts without the prior written consent of the Lender, except those entered into in the ordinary course of business (for the purpose of this paragraph, any contract with a value exceeding RMB 100,000 shall be deemed to be a material contract);

5.1.5                     it shall not extend any loan or credit to any third party without the prior written consent of the Lender;

5.1.6                     it shall not merge with or invest in any third party without the prior written consent of the Lender;

5.1.7                     it shall not declare in any way any bonus or dividends for its shareholders without the prior written consent of the Lender.

5.2                               The Borrower further commits to the Lender, within the term of this Agreement, as follows:

5.2.1                     she shall take all the measures to guarantee and maintain her identification and status as shareholders of Beijing 1Verge InfoTech;

5.2.2                     she shall not transfer or dispose of any of her equity interest or other rights or powers pertinent to her equity interest in Beijing 1Verge InfoTech;

5.2.3                     she shall procure that the shareholders’ meeting of Beijing 1Verge InfoTech shall not pass any decision about its merger with or investment in any third party without the prior written consent of the Lender;

5.2.4                     she shall not carry out any action bearing material influences on the assets, business, obligations or liabilities of Beijing 1Verge InfoTech without prior written consent of the Lender;

5.2.5                     she shall immediately and unconditionally transfer all or part of her  equity interest in Beijing 1 Verge InfoTech to Lender or any third party designated by the Lender in accordance with PRC laws and, where applicable, procure all the other shareholders of Beijing 1 Verge

InfoTech waive any prior right over purchasing such shares, as required by the Lender;

5.2.6                     she shall strictly observe her commitments and guarantees under this Agreement and other related agreements.

5.3                               The Borrower hereby covenants and undertakes that upon the signing of this Agreement, the Borrower shall:

5.3.1                     pledge all equity interest in Beijing 1Verge InfoTech held by the Borrower for the benefit of the Lender to guarantee the due repayment of the Loan hereunder , the payment of the service fees under the Exclusive Technical and Consulting Services Agreement, and the payment of the license fees under the Amended and Restated Trademark License Agreement and the Amended and Restated Domain Name License Agreement;

5.3.2                     appoint and authorize an individual or entity designated by the Lender to exercise the rights and powers pertinent to the equity interest in Beijing 1 Verge InfoTech held by the Borrower simultaneously with the execution of this Agreement and sign and deliver a power of attorney ;

5.3.3                     confirm and ratify in the capacity of a shareholder of Beijing 1 Verge InfoTech that the Borrower is bound by the Business Operations Agreement entered into by the Lender, Beijing 1 Verge InfoTech and the Borrower on November 21, 2012;

5.3.4                     confirm and agree that the Lender shall have the right to acquire or to designate any third party of its choice to acquire from time to time part or all of the equity interest of Beijing 1 Verge InfoTech from the Borrower at an agreed price and enter into the Option Agreement.

6.                                      Default

If a Borrower fails to perform its repayment obligation pursuant to this Agreement, an overdue interest at the rate of 0.01% per day upon the outstanding amount of the Loan shall be payable to the Lender.

7.                                      Confidentiality

7.1                               Both Parties acknowledge and confirm to take all possible measures to keep confidential all the confidential materials and information (the “Confidential Information”) they get to know by this Agreement. Both Parties shall not disclose, provide or transfer such Confidential Information to any third party without the prior written consent of the other Party. In case of the termination of this Agreement, the receiving party of the Confidential Information shall return or destroy all the files, materials or software as required by the disclosing party, and delete any of the Confidential Information from any memory equipments and discontinue using such Confidential Information.

7.2                               Both parties agree that this Section 7 shall survive the modification and termination of this Agreement.

8.                                      Notices

Unless a written notice of change of address is issued, all correspondence relating to this Agreement shall be delivered in person, or by registered or prepaid mail, or by recognized express services or facsimile to the addresses appointed by the other Party from time to time.

9.                                      Governing Law and Dispute Settlement

9.1                               The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

9.2                               Both parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation, either Party may submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) Beijing Headquarter for arbitration. The arbitration shall follow the then current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon both Parties. This article shall not be affected by the termination or elimination of this Agreement.

9.3                               In case of any disputes arising out of the interpretation and performance of this Agreement or any pending arbitration of such dispute, each Party shall continue to perform their obligations under this Agreement, except for the matters in dispute.

10.                               Force Majeure

10.1                        Force Majeure refers to any accident which is beyond the Party’s control and is inevitable with the reasonable care of the other Party who shall be influenced, including but not limited to governmental activity, natural force, fire, explosion, storm, flood, earthquake, tide, lightening or war. However, the credit, capital or shortage of financing shall not be deemed as the matters beyond one Party’s reasonable control. The Party influenced by the Force Majeure and seeking for exemption hereunder shall notify the other Party as soon as possible and inform the other Party of the measures to take in order to accomplish the performance of this Agreement.

10.2                        In case the performance of this Agreement is delayed or cumbered by the above-referenced Force Majeure, the Party who is influenced by the Force Majeure shall not bear any liability within the scope of delay and cumbrance, and shall take all the proper measures to reduce or eliminate the influence of Force Majeure, and shall make efforts to renew the performance of its obligations hereunder which has been delayed or cumbered by the Force Majeure. Each Party shall try its best to restore the performance of this Agreement once the Force Majeure is eliminated.

11.                               Miscellaneous

11.1                        This Agreement shall be effective upon its being signed by the Parties hereunder.

11.2                        Any modification, termination or waiver of this Agreement shall not take effect without the written consent of each Party.

11.3                        Any appendix attached hereto shall be of the same effect as this Agreement.

11.4                        The Borrower shall not transfer her rights and obligations hereunder to any third party without the prior written consent of the Lender.

11.5                        In case any terms and stipulations in this Agreement is regarded as illegal or cannot be performed in accordance with the applicable law, it shall be deemed to be deleted from this Agreement and lose its effect and this Agreement shall remain its effect and be treated as without it from the very beginning. Each Party shall replace the deleted stipulations with those lawful and effective ones, which are acceptable to the Lender, through mutual negotiation.

11.6                        This Agreement is prepared in both English and Chinese. In case of any discrepancy between the English and Chinese versions, the Chinese version shall prevail.

[The space below is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.
(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

BORROWER: Qin Qiong

By:	/s/ Qin Qiong

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered in Beijing, the People’s Republic of China (“PRC”, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, for purposes of this agreement) and dated  November 21, 2012 by and among the following parties:

(1)                         PARTY A: 1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD. (“Lender”)

Legal Address: Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: Victor Wing Cheung Koo

and

(3)                         Liu Dele   (“Borrower”)

ID Card No: 310101196805284437

Address: Room 1701, Tower D, Sunz Garden, 98 Jianguo Road, Chaoyang District, Beijing, China

( Lender and Borrower, each a “Party”; collectively, “Parties”)

WHEREAS:

C.                            The Borrower is the shareholder of the 1Verge Information Technology (Beijing) Co., Ltd.  (“Beijing 1Verge InfoTech”).

D.                            The Lender, the Borrower and Qin Qiong entered into a loan agreement (Original Loan Agreement) on 16th August 2010, pursuant to which the Lender provided Qing Qiong and Liu Dele with Loans in the amount of RMB 16,000,000 and RMB 4,000,000 respectively (each a “Original Loan”; collectively, “Original Loans”).

E.                             The Lender and the Borrower have entered into a loan assignment agreement (Loan Assignment Agreement) on November 21, 2012, pursuant to which Qing Qiong has assigned part of her Original Loan in the amount of RMB 12,000,000 to Liu Dele, with the consent of the Lender. Therefore, after the assignment, the amount that Qing Qiong owes to the Lender is RMB 4,000,000 and the amount that Liu Dele owes to the Lender is RMB 16,000,000.

THEREFORE, the Parties, through friendly negotiation based on equal and mutual benefit, agree as follows:

1.                                      Purpose and Sum of the Loan

1.1                               Subject to the terms and conditions set forth in this Agreement, the Lender has agreed to lend to the Borrower in the principal amount of up to RMB 16,000,000 (“Loan”) paid in RMB. Such Loan shall be interest-free throughout the term of the Loan.

1.2                               Subject to the conditions precedent set forth below, the Loan has been provided by the Lender to the Borrower.

2.                                      Loan Terms

2.1                               The term for such Loan will be ten (10) years from the execution date of this Agreement. The term under this Agreement shall be automatically extended for successive ten year periods unless written notice to the contrary is given by the Lender three months prior to the expiration of this Agreement.

2.2                               The Borrower hereby confirms that such loan provided by the Lender was used only for the investment in the Beijing 1Verge InfoTech. Without the Lender’s prior written consent, the Borrower shall not transfer or pledge his equity interest hereunder to any other third party.

2.3                               The Lender and the Borrower jointly agree and confirm that the Borrower shall not repay the Loan in advance except for Lender’s requirement or the expiration of this Agreement. The Borrower shall repay the Loan only in the following way and amount: the Borrower shall repay the Loan only by using all the funds obtained by the Borrower from transferring the entire Borrower’s equity in Beijing 1Verge InfoTech to Lender or to any other third party designated by the Lender. In case the funds received by the Borrower from transferring the aforesaid equity is subject to any tax or administrative expenses, the Borrower shall only be obliged to repay the net portion of such funds (after deducting any applicable tax and expenses) to the Lender.  When all of the Borrower’ equity in Beijing 1 Verge InfoTech is transferred as stipulated above and if all the fund thereof is repaid to the Lender by the Borrower, all the outstanding Loans hereunder shall be regarded as repaid.

2.4                               The Lender and the Borrower agree and confirm that the Borrower shall immediately repay the Loan in advance in case any one of the following occurs:

2.4.1                     The Borrower dies or becomes a person with no or limited

capacity for civil rights;

2.4.2                     The Borrower commits a crime or is involved in crime;

2.4.3                     Any third party claims debt of the Borrower exceeding RMB1,000,000 (RMB one million) which the Borrower is not able to repay;

2.4.4                     There are no legal restrictions for foreign investors to directly invest in the value-added telecommunication business or online audiovisual streaming business under PRC law; or

2.4.5                     In the event that the Lender issues a written notice to the Borrower for repayment of the Loan.

3.                                      Conditions Precedent to the Disbursement of the Loan

3.1                               Lender shall not be obliged to make any disbursement of the Loan unless all of the following conditions have been satisfied or written waiver to all the conditions that have not been satisfied has been obtained:

3.1.1                     The Borrower has delivered the written drawdown request pursuant to Section 1.2 of this Agreement.

3.1.2                     All the representations and warranties made by the Borrower are correct, accurate, complete and not misleading.

3.1.3                     The Borrower is not in breach of the covenants and undertakings made by such Borrower in Section 5 hereof.

3.1.4                     Simultaneously with the execution of this Agreement, the Parties have executed an Equity Option Agreement (“Option Agreement”), pursuant to which the Borrower grant to the Lender or its designated person (legal or natural) an exclusive option to purchase all of the Borrower’s equity interest in Beijing 1Verge InfoTech, to the extent permitted under PRC laws.

3.1.5                     Simultaneously with the execution of this Agreement, the Parties have executed an Equity Interest Pledge Agreement (“Pledge Agreement”), pursuant to which the Borrower has pledged all of his equity interest in Beijing 1 Verge InfoTech to the Lender, to the extent permitted under PRC laws.

4.                                      Representations and Warranties

4.1                               The Borrower makes the following representations and warranties to the Lender, and confirms that the Lender execute and perform this Agreement in reliance of such representations and warranties:

4.1.1                     The Borrower has the full capacity for civil rights and has the power to enter into this Agreement;

4.1.2                     The execution of this Agreement of the Borrower will not violate any law or binding obligations;

4.1.3                     This Agreement shall constitute a binding obligation of the Borrower, enforceable against him in accordance with its terms upon its execution;

4.1.4                     The Borrower neither commits criminal behaviors nor is involved in criminal activity;

4.1.5                     Except for the option under the Option Agreement and the pledge under the Pledge Agreement, without the prior consent of the Lender, the Borrower shall not create any pledge over part or whole of the Borrower’s shareholder’s right in Beijing 1Verge InfoTech or any priority for any third party with the beneficiary neither the Lender nor its subsidiaries or affiliates.

4.2                               The Lender makes the following representations and warranties to the Borrower:

4.2.1                 The Lender is a company registered and validly existing under the laws of PRC;

4.2.2                     The execution and performance of this Agreement by the Lender is in compliance with the power of the Lender. The Lender has taken proper measures and has gained authorizations and approvals for the execution and performance of this Agreement;

4.2.3                     This Agreement shall constitute the legal, valid and binding obligations of the Lender, which is enforceable against the Lender in accordance with its terms upon its execution.

5.                                      Covenants and Undertakings of Borrower

5.1                               The Borrower, as shareholder of Beijing 1Verge InfoTech, hereby undertakes to and cause Beijing 1Verge InfoTech to, observe the following terms with all efforts during the term of this Agreement:

5.1.1       it shall not modify in any way its articles of association or alter its shareholding structure without the prior written consent of the Lender;

5.1.2                     it shall not transfer or dispose of any material asset, or create any other security interest over the same without the prior written consent of the Lender;

5.1.3                     it shall not provide any warranty or assume any debt for any third party which is beyond its normal daily business scope without the prior written consent of the Lender;

5.1.4                     it shall not enter into any material contracts without the prior written consent of the Lender, except those entered into in the ordinary course of business (for the purpose of this paragraph, any contract with a value exceeding RMB 100,000 shall be deemed to be a material contract);

5.1.5                     it shall not extend any loan or credit to any third party without the prior written consent of the Lender;

5.1.6                     it shall not merge with or invest in any third party without the prior written consent of the Lender;

5.1.7                     it shall not declare in any way any bonus or dividends for its shareholders without the prior written consent of the Lender.

5.2                               The Borrower further commits to the Lender, within the term of this Agreement, as follows:

5.2.1                     he shall take all the measures to guarantee and maintain his identification and status as shareholders of Beijing 1Verge InfoTech;

5.2.2                     he shall not transfer or dispose of any of his equity interest or other rights or powers pertinent to his equity interest in Beijing 1Verge InfoTech;

5.2.3                     he shall procure that the shareholders’ meeting of Beijing 1Verge InfoTech shall not pass any decision about its merger with or investment in any third party without the prior written consent of the Lender;

5.2.4                     he shall not carry out any action bearing material influences on the assets, business, obligations or liabilities of Beijing 1Verge InfoTech without prior written consent of the Lender;

5.2.5                     he shall immediately and unconditionally transfer all or part of his  equity interest in Beijing 1 Verge InfoTech to Lender or any third party designated by the Lender in accordance with PRC laws and, where applicable, procure all the other shareholders of Beijing 1 Verge InfoTech waive any prior right over purchasing such shares, as required by the Lender;

5.2.6                     he shall strictly observe his commitments and guarantees under this Agreement and other related agreements.

5.3                               The Borrower hereby covenants and undertakes that upon the signing of this Agreement, the Borrower shall:

5.3.1                     pledge all equity interest in Beijing 1Verge InfoTech held by the Borrower for the benefit of the Lender to guarantee the due repayment of the Loan hereunder, the payment of the service fees under the Exclusive Technical and Consulting Services Agreement, and the payment of the license fees under the Amended and Restated Trademark License Agreement and the Amended and Restated Domain Name License Agreement;

5.3.2                     appoint and authorize an individual or entity designated by the Lender to exercise the rights and powers pertinent to the equity interest in Beijing 1 Verge InfoTech held by the Borrower simultaneously with the execution of this Agreement and sign and deliver a power of attorney ;

5.3.3                     confirm and ratify in the capacity of a shareholder of Beijing 1 Verge InfoTech that the Borrower is bound by the Business Operations Agreement entered into by the Lender, Beijing 1 Verge InfoTech and the Borrower on November 21, 2012;

5.3.4                     confirm and agree that the Lender shall have the right to acquire or to designate any third party of its choice to acquire from time to time part or all of the equity interest of Beijing 1 Verge InfoTech from the Borrower at an agreed price and enter into the Option Agreement.

6.                                      Default

If a Borrower fails to perform its repayment obligation pursuant to this Agreement, an overdue interest at the rate of 0.01% per day upon the outstanding amount of the Loan shall be payable to the Lender.

7.                                      Confidentiality

7.1                               Both Parties acknowledge and confirm to take all possible measures to keep confidential all the confidential materials and information (the “Confidential Information”) they get to know by this Agreement. Both Parties shall not disclose, provide or transfer such Confidential

Information to any third party without the prior written consent of the other Party. In case of the termination of this Agreement, the receiving party of the Confidential Information shall return or destroy all the files, materials or software as required by the disclosing party, and delete any of the Confidential Information from any memory equipments and discontinue using such Confidential Information.

7.2                               Both parties agree that this Section 7 shall survive the modification and termination of this Agreement.

8.                                      Notices

Unless a written notice of change of address is issued, all correspondence relating to this Agreement shall be delivered in person, or by registered or prepaid mail, or by recognized express services or facsimile to the addresses appointed by the other Party from time to time.

9.                                      Governing Law and Dispute Settlement

9.1                               The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

9.2                               Both parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation, either Party may submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) Beijing Headquarter for arbitration. The arbitration shall follow the then current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon both Parties. This article shall not be affected by the termination or elimination of this Agreement.

9.3                               In case of any disputes arising out of the interpretation and performance of this Agreement or any pending arbitration of such dispute, each Party shall continue to perform their obligations under this Agreement, except for the matters in dispute.

10.                               Force Majeure

10.1                        Force Majeure refers to any accident which is beyond the Party’s control and is inevitable with the reasonable care of the other Party who shall be influenced, including but not limited to governmental activity, natural force, fire, explosion, storm, flood, earthquake, tide, lightening or war. However, the credit, capital or shortage of financing shall not be deemed as the matters beyond one Party’s reasonable control. The Party influenced by the Force Majeure and seeking for exemption hereunder shall notify the other Party as soon as possible and inform the other Party of the measures to take in order to accomplish the performance of this Agreement.

10.2                        In case the performance of this Agreement is delayed or cumbered by the above-referenced Force Majeure, the Party who is influenced by the Force Majeure shall not bear any liability within the scope of delay and cumbrance, and shall take all the proper measures to reduce or eliminate the influence of Force Majeure, and shall make efforts to renew the performance of its obligations hereunder which has been delayed or cumbered by the Force Majeure. Each Party shall try its best to restore the performance of this Agreement once the Force Majeure is eliminated.

11.                               Miscellaneous

11.1                        This Agreement shall be effective upon its being signed by the Parties hereunder.

11.2                        Any modification, termination or waiver of this Agreement shall not take effect without the written consent of each Party.

11.3                        Any appendix attached hereto shall be of the same effect as this Agreement.

11.4                        The Borrower shall not transfer his rights and obligations hereunder to any third party without the prior written consent of the Lender.

11.5                        In case any terms and stipulations in this Agreement is regarded as illegal or cannot be performed in accordance with the applicable law, it shall be deemed to be deleted from this Agreement and lose its effect and this Agreement shall remain its effect and be treated as without it from the very beginning. Each Party shall replace the deleted stipulations with those lawful and effective ones, which are acceptable to the Lender, through mutual negotiation.

11.6                        This Agreement is prepared in both English and Chinese. In case of any discrepancy between the English and Chinese versions, the Chinese version shall prevail.

[The space below is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.
(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

BORROWER: Liu Dele

By:	/s/ Liu Dele